UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Brookfield Finance Inc. (Exact name of registrant as specified in its charter)	Brookfield Asset Management Inc. (Exact name of registrant as specified in its charter)

Ontario, Canada	Ontario, Canada
(State of incorporation or organization)	(State of incorporation or organization)

Not Applicable (I.R.S. Employer Identification No.)	Not Applicable (I.R.S. Employer Identification No.)

Brookfield Place, 181 Bay Street Suite 300, P.O. Box 762 Toronto, Ontario, M5J 2T3	Brookfield Place, 181 Bay Street Suite 300, P.O. Box 762 Toronto, Ontario, M5J 2T3
(Address of principal executive offices, including zip code)	(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.625% Subordinated Notes Due October 16, 2080 (and the subordinated guarantee related thereto)	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-249132 and 333-249132-01

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Brookfield Finance Inc. (the “Issuer”) and Brookfield Asset Management Inc. (“Brookfield”) filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated October 8, 2020 (the “Prospectus Supplement”) to a short-form base shelf prospectus dated October 6, 2020 (the “Prospectus”), relating to securities to be registered hereunder included in the Issuer’s and the Company’s shelf Registration Statement on Form F-10 (File Nos. 333-249132 and 333-249132-01), which became effective on October 7, 2020.

Item 1.	Description of Registrant’s Securities to be Registered.

The Issuer and Brookfield are registering hereunder $400,000,000 in aggregate principal amount of the Issuer’s 4.625% Subordinated Notes due October 16, 2020 (the “Notes”). The Notes will be fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts by Brookfield. For a description of the securities, reference is made to the information under the headings “Description of Debt Securities” and “Description of the BAM Preference Shares” of the Prospectus, as supplemented by the information under the headings “Description of the Notes” and “Description of the Exchange Preference Shares” in the Prospectus Supplement, filed with the SEC on October 13, 2020. Such information is incorporated herein by reference and made a part of this registration statement in its entirety. The Notes will be governed by the Indenture dated October 16, 2020, as amended and supplemented by the First Supplemental Indenture, dated October 16, 2020, by and among the Issuer, Brookfield and Computershare Trust Company of Canada, as trustee, copies of which are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit Number	Description
3.1	Articles of Amalgamation and Amendment of Brookfield Asset Management Inc. (filed as Exhibit 3.1 to Brookfield Asset Management Inc.’s Form F-4 on May 9, 2020)
3.2	Articles of Amendment of Brookfield Asset Management (filed as Exhibit 99.1 to Brookfield Asset Management Inc.’s Form 6-K on October 16, 2020)
3.3	By-laws of Brookfield Asset Management Inc. (filed as Exhibit 3.2 to Brookfield Asset Management Inc.’s Form F-4 on May 9, 2020)
4.1	Indenture dated October 16, 2020, by and among Brookfield Asset Management Inc., Brookfield Finance Inc. and Computershare Trust Company of Canada, as trustee (filed as Exhibit 99.2 to Brookfield Asset Management Inc.’s Form 6-K on October 16, 2020)
4.2	First Supplemental Indenture dated October 16, 2020, by and among Brookfield Asset Management Inc., Brookfield Finance Inc. and Computershare Trust Company of Canada, as trustee (filed as Exhibit 99.3 to Brookfield Asset Management Inc.’s Form 6-K on October 16, 2020)
4.3	Form of 4.625% Subordinated Notes due October 16, 2080 (included in Exhibit 99.3 to Brookfield Asset Management’s Form 6-K filed on October 16, 2020)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BROOKFIELD FINANCE INC.

Date: October 16, 2020	By:	/s/ Karly Dyck
		Name:	Karly Dyck
		Title:	Vice President

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ J. Bruce Flatt
	Name:	J. Bruce Flatt
	Title:	Director and Chief Executive Officer